Exhibit 99.1

[On First Marblehead Letterhead]

June 20, 2014

Alan Breitman
[address]
[address]

Dear Alan,

On behalf of First Marblehead Corporation (the "Company"), I am very pleased to offer you employment with the Company.  The purpose of this letter is to summarize the terms of your employment with the Company, should you accept our offer.

1.  Employment.  You will be employed, effective a date to be determined and mutually agreed upon between you and the Company, to serve on a full-time basis in the position of Chief Financial Officer, reporting to Daniel Meyers, Chairman and CEO. As the Chief Financial Officer, you will be responsible for working with senior management and the directors of the Company to develop and plan Finance goals, objectives and strategies of the organization. In addition, you will be responsible for other duties as may from time to time be assigned to you by the Company.

2.  Exclusivity.  In return for the compensation payments set forth in this letter, you agree to devote your full business time, best efforts, skill, knowledge, attention, and energies to the advancement of the Company's business and interests and to the performance of your duties and responsibilities as an employee of the Company and not to engage in any other business activities without prior approval from the Company.

3.  Compensation.  Your annualized base rate of compensation will be $350,000.00, less all applicable federal, state and local taxes and withholdings, to be paid in semi-monthly installments in accordance with the Company's standard payroll practices.  Such base salary may be adjusted from time to time in accordance with normal business practices and in the sole discretion of the Company.

4.  Bonus.  In addition to your base compensation, you will receive a signing bonus in the gross amount of $25,000.00 which will be paid with your first semi-monthly paycheck after your start date.

You may also be eligible for an annual discretionary bonus award.  The bonus award, if any, will be based on both individual and the Company’s performance, and shall be determined by the Company in its sole discretion.  You must be an active employee of the Company on the date the bonus is distributed in order to be eligible for a bonus award because it also serves as an incentive to remain employed by the Company.

5.  Equity. You will also be eligible to participate in the First Marblehead long term incentive program. As part of our long term incentive grant, it is our intention to initially award you 20,000 Restricted Stock Units pending Board approval and subject to the terms and conditions of the plan. Each Restricted stock unit represents the right to receive one share of common stock of the Company upon vesting. Restricted Stock Units vest at one quarter on the on the first anniversary of the grant date, one quarter on the second anniversary of the grant date, one quarter on the third anniversary of the grant date and one final quarter on the fourth anniversary of the grant date. Instruments of the grant and plan documents will be provided to you following your start date.

6.  Relocation Assistance. To assist you with your relocation to the Boston area, the Company will provide you with the following relocation assistance (which may constitute taxable income to you):

a.      The Company will reimburse you up to $20,000.00 for moving expenses actually and reasonably incurred by you, provided that you furnish receipts satisfactory to the Company for any such expenses.

7.  Benefits.  You shall be eligible to participate in any and all benefit programs that the Company establishes and makes generally available to its employees from time to time, provided that you are eligible under (and subject to all provisions of) the plan documents governing those programs.  Such benefits may include participation in group medical and dental insurance programs, term life insurance, long-term disability insurance, paid time off and participation in a 401(k) plan.  The benefits made available by the Company, and the rules, terms, and conditions for participation in such benefit plans, may be changed by the Company at any time and from time to time without advance notice.  Enclosed is a benefits summary.

8.  At-Will Employment.  If you accept the Company's offer of employment, your employment with the Company will be on an "at-will" basis, meaning that either you or the Company may terminate the employment relationship at any time, for any reason or no reason, with or without cause and with or without notice.  Although your job duties, title, compensation and benefits, as well as the Company's personnel policies and procedures, may change from time to time, the "at-will" nature of your employment may only be changed by a written agreement signed by you and the Managing Director of Human Resources which expressly states the intention to modify the at-will nature of your employment.

9.  Invention, Non-Disclosure, Non-Competition and Non- Solicitation Agreement.As a condition of your employment, you will be required to execute the Company's Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement, a copy of which is enclosed with this offer letter.

10.  Proof of Legal Right to Work.  For purposes of federal immigration law, you will be required to provide the Company with documentary evidence of your identity and eligibility for employment in the United States.  Such documentation must be provided to the Company within three (3) business days of your date of hire, or our employment relationship with you may be terminated.  You may need to obtain a work visa in order to be eligible to work in the United States.  If that is the case, your employment with the Company will be conditioned upon your obtaining a work visa in a timely manner as determined by the Company.

11.  Background and Reference Checks. The Company’s offer of at-will employment is contingent upon your authorization and successful completion of background and reference checks.  You will be required to execute authorizations for the Company to obtain consumer reports and/or investigative consumer reports and use them in conducting background checks as a condition to your employment. The Company may obtain background reports both pre-employment and from time to time during your employment with the Company, as determined by the Company in its discretion to be necessary, appropriate or desirable.

12.  Company Policies and Procedures.  As an employee of the Company, you will be required to comply with all Company policies and procedures.  Violations of the Company's policies may lead to immediate termination of your employment.  Further, the Company's premises, including all workspaces, furniture, documents, and other tangible materials, and all information technology resources of the Company (including computers, data and other electronic files, and all internet and email) are subject to oversight and inspection by the Company at any time.  Company employees should have no expectation of privacy with regard to any Company premises, materials, resources, or information.

13.  Other Agreements and Governing Law.  You represent that you are not bound by any employment contract, restrictive covenant or other restriction preventing you from entering into employment with or carrying out your responsibilities for the Company, or which is in any way inconsistent with the terms of this letter.  Please note that this offer letter is your formal offer of employment and supersedes any and all prior or simultaneous contemporaneous agreements, discussions and understandings, whether written or oral, relating to the subject matter of this letter or your employment with the Company.  The resolution of any disputes under this letter will be governed by Massachusetts law. Any claims or causes of action which arise out of this offer letter or your employment shall be instituted and litigated before a judge in a court of competent jurisdiction located within the Commonwealth of Massachusetts.  You expressly agree to waive your right to a jury trial in any claim initiated by you, on your behalf, or brought against you, based upon this offer letter or otherwise based upon your employment with the Company or termination thereof.

If this letter correctly sets forth the initial terms under which you will be employed by the Company, please sign the enclosed duplicate of this letter in the space provided below along with the attached forms, and return them to me in the attached envelope.  If you do not accept this offer by June 30th, 2014 this offer will be revoked.

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Very truly yours,

THE FIRST MARBLEHEAD CORPORATION

  /s/ Jo-Ann Burnham
By:           Jo-Ann Burnham
Managing Director, Human Resources

Enclosures:

My signature below indicates my acceptance of this offer of at-will employment from The First Marblehead Corporation and that I understand the terms of our employment relationship.  I further acknowledge that this offer letter sets forth the Company’s entire offer of employment, and that I have not relied upon any other written or verbal discussions concerning employment with the Company.

/s/ Alan Breitman Alan Breitman	June 20, 2014 Date